CERTAIN INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED BECAUSE IT (I) IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL AMENDMENT, SETTLEMENT, AND RELEASE AGREEMENT This Amendment, Settlement, and Release Agreement (the “Agreement”) is made as of November 13, 2023 (the “Effective Date”) and entered into by Maxeon Solar Technologies, Ltd. (“Maxeon”) and SunPower Corporation (“SunPower”) (collectively, “the Parties”). RECITALS WHEREAS, on February 14, 2022, Maxeon and SunPower entered into a Master Supply Agreement, subsequently amended on December 31, 2022 (the “2022 MSA”), under which Maxeon agreed to sell, and SunPower agreed to purchase, certain products for use in the solar industry; WHEREAS, under the 2022 MSA, SunPower agreed to purchase from Maxeon certain quantities of Products, as specified in Exhibit B to the 2022 MSA (“2022 MSA Volume Commitments”), through the fourth quarter of fiscal year 2023; WHEREAS, on December 31, 2022, the Parties entered into another Master Supply Agreement (the “2024 MSA”) (together with the 2022 MSA, the “MSAs”), under which Maxeon agreed to sell, and SunPower agreed to purchase, certain products for use in the solar industry; WHEREAS, under the 2024 MSA, SunPower agreed to purchase from Maxeon certain quantities of Products, as specified in Exhibit B to the 2024 MSA (“2024 MSA Volume Commitments”), from the first quarter 2024 through the fourth quarter of fiscal year 2025; WHEREAS, several disputes have arisen between the Parties relating to their contractual obligations under the MSAs, including disputes relating to: (i) SunPower’s obligation to 1 purchase certain quantities of Products from Maxeon; (ii) certain set-offs that SunPower has claimed with respect to its payments to Maxeon; (iii) SunPower’s payment of invoices; (iv) Maxeon’s obligations under certain non-circumvention provisions; (v) SunPower and Maxeon’s obligations under certain audit provisions; (vi) each party’s obligations related to warranty claims for certain products using certain [***] J-Boxes sold before Maxeon was spun out of SunPower; and (vii) Maxeon’s obligation to ship certain products to SunPower (collectively, the “Disputes”); WHEREAS, both Parties have denied liability with respect to all claims arising from the Disputes; WHEREAS, the Parties have been engaged in voluntary settlement negotiations in order to resolve the Disputes; WHEREAS, the Parties have agreed upon the following settlement and release terms to resolve the Disputes; and WHEREAS, the Parties now desire to document the settlement and release terms in this formal Agreement. AGREEMENT NOW, THEREFORE, in consideration of the promises and benefits expressed herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties voluntarily and knowingly execute this Agreement. 1. Dispute Resolution Provisions of the 2022 MSA. The Parties agree to resolve any disputes that may arise under this Agreement by means of the provisions set out in Section 10(a)(i) of the 2022 MSA, which provisions are incorporated herein by reference. 2

2. Definition of Product. This Agreement incorporates by reference, for all purposes, the definition of “Product” used in the 2022 MSA, including its Exhibit A. 3. Payment for [***] Set-Off Amounts. SunPower agrees to pay Maxeon the following amount, which reflects set-offs against Maxeon invoices that SunPower has previously taken, within two (2) calendar days of the Effective Date: Description Amount (USD) [***] set-off amounts 2,351,173.01 TOTAL 2,351,173.01 4. Shipment of [***] MW [***] Products. Upon receipt of payment from SunPower in the amount specified in Paragraph 3, above, Maxeon agrees to ship [***] [***] Products to SunPower. For the avoidance of doubt, this [***] is part of, and not in addition to, the November 2023 volumes as set out in the table below. 5. 2023 Volumes and Prices. Maxeon agrees to supply, and SunPower agrees to purchase, certain Products in accordance with the table below and at the prices established in the 2022 MSA. The volumes of Products set forth in the table below shall be referred to as the “2023 Volumes.” The 2023 Volumes shall not include any [***] Products. The 2023 Volumes shall be considered purchased as of the Effective Date of this Agreement, without the need for the issuance of any purchase order(s), on a take or pay basis, meaning that SunPower must pay for the entire volume of Products at the 2022 MSA prices regardless of whether SunPower takes delivery. Other than the deliveries of Products under Paragraph 4 above, Maxeon will begin periodic, weekly shipments in accordance with a mutually agreed schedule of deliveries of the remaining 2023 Volumes after SunPower has provided the Payment Security (defined below). 3

Volume	Module Type	Delivery Month
[***]	[***]	November 2023
[***]	[***]	November 2023
[***]	[***]	December 2023
[***]	[***]	January 2024
[***]	[***]	February 2024

6. **Assignment by SunPower**. Upon written notice to Maxeon, SunPower may assign to [***] (or an affiliated entity controlled by [***]) its rights to receive any portion of the Products to be delivered pursuant to this Agreement. In the event such assignment is made, Maxeon will accept sums paid by [***] (or an affiliated entity controlled by [***]), if any, as if such sums were paid by SunPower. Any such assignment, if made, does not amend or modify SunPower's obligations with respect to providing and maintaining the Payment Security as defined in Paragraph 7, below, or any other obligations of SunPower.

7. **Payment for 2023 Volumes**. SunPower agrees to pay for the 2023 Volumes within [***] days of the delivery date for each volume listed in the table in Paragraph 5, above. Within seven (7) days of the Effective Date, SunPower shall deliver payment security to Maxeon ("Payment Security") in the form of a payment bond issued by a United States Treasury-listed surety with an A.M. Best Company, Inc. rating of at least A- in an amount not less than USD 30 million and in a form as attached to this Agreement as Exhibit A. The Payment Security shall not be terminable prior to April 29, 2024. The Payment Security need not exceed the outstanding balance for any remaining, unpaid payments for the 2023 Volumes. Maxeon has a right to demand and receive payment under the Payment Security if SunPower fails to pay for any of the 2023 Volumes on the applicable payment date for such volume and such failure remains uncured

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for 5 business days following written notice from Maxeon. The Payment Security shall be replenished if drawn (in full or part) or, alternatively and in SunPower’s reasonable discretion, SunPower may procure additional bonds in the same form and duration as the Payment Security such that, at all times, Payment Security shall be not less than USD 30 million. SunPower’s payment obligation under this Paragraph is absolute and is not subject to any set-offs, claims, or defenses to payment including, without limitation, Maxeon’s breach of this Agreement, except in the case of Maxeon’s breach of this Agreement by failing to make Products available for delivery to SunPower. Maxeon is not obligated to ship 2023 Volumes unless there is sufficient bond coverage remaining in the Payment Security for SunPower’s payment obligations. If SunPower fails to accept delivery of the goods, Maxeon has the right (but not the obligation) to deliver the goods to a third-party warehouse at SunPower’s expense. 8. Exclusivity. As of March 31, 2024, the exclusivity obligations of Sections 3(c) and 3(d) of the 2022 MSA shall terminate and be deemed null and void and of no further force and effect. 9. Non-Circumvent Obligations Terminated as of January 1, 2024. The non- circumvention obligations in Section 3(b) of the 2022 MSA will continue until January 1, 2024 with respect to only the [***] named dealer entities listed in Exhibit B; these obligations will terminate as to all other dealers and third parties on the Effective Date. SunPower shall not have a right of termination or a right to withhold payment for any Product delivered with respect to a breach of the non-circumvention obligations. In the event of a breach of the non-circumvention obligations, SunPower shall have the right to audit any breaching communications between Maxeon and the [***] named dealer entities. In the event SunPower does not meet its obligations under this Agreement and Maxeon calls, claims, or draws upon the Payment 5

Security, in addition to all other rights and remedies as set out in this Agreement, all non- circumvention obligations are immediately terminated and are void and of no force or effect. 10. Section 6.1 of Brand Framework Agreement Terminated as of January 1, 2024. As of January 1, 2024, Section 6.1 of the Brand Framework Agreement between the Parties shall be null and void and of no further force and effect with respect to the use of the SunPower Marks or Assigned Trademarks in the Territory (as “Territory is defined in the 2022 MSA”). As of January 1, 2024, SunPower shall no longer be restricted from use of the SunPower Marks or Assigned SunPower Trademarks in the Territory. For the avoidance of doubt, and except as expressly set out in this Paragraph 10, this Paragraph 10 shall have no effect on, and shall not waive, alter, amend, or replace, any other provision of the Brand Framework Agreement. 11. 2022 MSA Terminated. The 2022 MSA shall terminate on the latter of the date of final delivery of the 2023 Volumes as set out in Paragraph 5, above, or February 28, 2024. At that time, all other performance, claims, and obligations shall terminate except for those terms mutually agreed by the Parties to survive termination, including any warranty obligations to the extent arising solely out of the Limited Product and Power Warranty that corresponds to modules sold and fully paid for under the 2022 MSA (the “LPPW”), remedies for Epidemic Failures, confidentiality, indemnification, and compliance with law and audits, and any performances or obligations required by this Agreement that have not been fulfilled. This Agreement does not apply to and does not alter, amend, or replace product warranty rights or obligations arising out of earlier supply agreements between the Parties. 12. 2024 MSA Terminated. As of the Effective Date, the 2024 MSA is terminated, together with all other claims, performances, and obligations arising out of the 2024 MSA. This 6 includes, but is not limited to, termination of the non-circumvention and exclusivity provisions set forth in Sections 9(b) and 9(c) and Exhibit F of the 2024 MSA, subject to Paragraph 9, above. 13. Prospective Warrants. Prior to January 1, 2024 (such date, the “Issuance Date”) and subject to the provisions of Paragraph 17, SunPower shall take all the necessary actions to issue to Maxeon in a private placement warrants exercisable for 1,700,000 shares of SunPower’s common stock at a per share price that is a 25% premium to the volume-weighted average of SunPower’s stock price over the immediately preceding five trading days prior to the Effective Date (the “Warrants”). The Warrants will be issued on terms acceptable to Maxeon and contain customary representations, warranties and covenants related to the nature and validity of the offering. The Warrants will be exercisable during the period beginning 135 days following the Issuance Date and ending December 31, 2025. Following exercise, Maxeon shall hold the shares for no less than 180 days before selling, and thereafter shall sell no more than 340,000 shares issuable upon the exercise of the Warrants in any given quarter and comply with the requirements of Rule 144 under the Securities Act of 1933, as amended. Notwithstanding the foregoing, the Warrants shall specify that, subject to SunPower’s written consent (which consent shall not be unreasonably withheld, conditioned, or delayed, and shall in any case be deemed as granted by SunPower 21 days following written notice from Maxeon of its intent to sell or transfer the Warrants to a third party), Maxeon is permitted to sell or transfer the Warrants to a third party so long as the divestment restrictions set forth in this Paragraph 13 transfer with the Warrants. 14. Termination Settlement Sum. The Parties agree that, except for (a) the purchases of Products set forth in Paragraphs 5 and 7, above, (b) SunPower’s payment as set out in Paragraph 3, above, (c) the payment or credit memos described in Paragraph 15, below, and 7

(d) the Warrants described in Paragraph 13, above, neither Party shall be liable for payment of any other amount in connection with the execution of this Agreement. 15. [***] Warranty Claims. Certain junction boxes manufactured by [***] and used in certain DC solar panels sold before Maxeon was spun out from SunPower have a risk of solder joint failure (the “Defective Junction Boxes”) and have been the subject of warranty claims (the “[***] Warranty Claims”). The Parties agree that in the future and after the Effective Date, Maxeon shall reimburse [***] of Remediation Costs, as defined in this Paragraph, for [***] Warranty Claims incurred by SunPower, within [***] days of invoice by SunPower, subject to the following: “Remediation Costs” are limited to the actual, reasonable, and documented labor and material costs for replacing the Defective Junction Boxes and exclude all other costs and fees. SunPower agrees to provide reasonable audit rights to validate that the Remediation Costs are actual, reasonable, and documented labor and material costs for replacing the Defective Junction Boxes. 16. Maxeon may elect, with 30 days advance notice, to perform (or to cause to be performed by a vendor selected by Maxeon) the [***] remediation work. If Maxeon elects to perform or cause to be performed the [***] remediation work, then: (i) SunPower agrees to reimburse Maxeon [***]% of the Remediation Costs incurred in the future by Maxeon, within [***] days of invoice by Maxeon; and (ii) subject to SunPower’s obligation to reimburse [***]% of the Remediation Costs, Maxeon shall indemnify SunPower for all damages and claims brought or maintained by any third party in connection with or arising out of Maxeon’s performance of the [***] remediation work. Maxeon agrees to provide reasonable audit rights in connection with these costs if invoiced. For the avoidance of doubt, SunPower’s payment in 8 respect of the [***] set-off, as referenced in Paragraph 3, above, fully settles all [***] claims arising on or prior to the Effective Date. 17. Mutual Releases. Each Party, on behalf of itself and its subrogees, insurers, agents, assigns, attorneys, affiliates, parent companies, subsidiaries, shareholders, officers employees, representatives, managers, and all other entities or persons acting by, through, or in concert with it (the “Releasing Parties”) hereby releases the other Party, and all of its subrogees, insurers, agents, assigns, attorneys, affiliates, parent companies, subsidiaries, officers, employees, representatives, managers, and all other entities or persons acting by, through, or in concert with it (the “Released Parties”) from any and all breaches, claims, demands, debts, losses, obligations, damages, liabilities, costs, expenses, fees, and causes of action, whether known or unknown, fixed or contingent, each to the extent arising on or prior to the Effective Date, which arise under or relating to the 2022 MSA, the 2024 MSA, or the Disputes (collectively, the “Released Claims”). For the avoidance of doubt, the Released Claims do not include, and no Party is released from, the obligations set forth in this Agreement. Nothing in this Paragraph shall release any Party from any obligation, covenant, promise, representation, warranty, or indemnity set forth in this Agreement. 18. Sole Recourse in the Event Maxeon Breaches Non-Circumvention Obligations. In the event Maxeon breaches its non-circumvention obligations as set out expressly in Paragraph 9 of this Agreement, SunPower may, as its sole and exclusive remedy for any such breach, refuse to issue the Warrants. For the avoidance of doubt, SunPower’s option to refuse to issue the Warrants is SunPower’s sole and exclusive remedy for any breach by Maxeon of its non-circumvention obligations, whether arising under Paragraph 9 of this Agreement or under the 2022 MSA. 9

19. Covenant Not to Sue. Each Party hereby covenants not to sue the other Party in the future with respect to any claim released by this Agreement. Suit may be brought to enforce this Agreement in the event of a material breach of its terms by either Party. 20. Civil Code Section 1542. The Parties understand and agree that all rights they have under California Civil Code section 1542 are expressly waived. Section 1542 provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. 21. Confidentiality. The terms and conditions of this Agreement are absolutely confidential between the Parties and shall not be disclosed to anyone else, except as shall be necessary to effectuate its terms or where (i) necessary to share such information with the Parties’ accountants, tax preparer, bookkeeper, attorneys or insurance carrier; (ii) disclosure to a governmental entity is required; (iii) disclosure is ordered by a court of competent jurisdiction; or (iv) disclosure is necessary for accounting or financial reporting purposes or for purposes of complying with SEC disclosure obligations. Any disclosure in violation of this section shall be deemed a material breach of this Agreement. 22. Representations and Warranties. The Parties each represent and warrant the following: a. Each Party has received independent legal advice from its counsel of choice with respect to the advisability of entering this Agreement. 10

b. Each Party and its respective counsel have made such investigation of the facts pertaining to the release contained in this Agreement as they deem necessary. c. Each Party is entering this Agreement solely in reliance on such Party’s own investigation and analysis and not based on any representation by any other party to this Agreement as to the facts pertaining to the release contained in this Agreement or as to such other party’s lack of knowledge, or failure to disclose such fact. d. The terms of this Agreement are contractual and the result of negotiation among the Parties with each Party participating in the drafting. To the extent any ambiguity exists in this Agreement, such ambiguity will be attributable to each of the Parties. e. Each Party has carefully read this Agreement and knows and understands its contents. f. This Agreement is signed freely by each Party executing it. g. Each Party, and each person signing this Agreement on behalf of the Parties, is duly authorized and empowered to execute this Agreement. h. Each Party represents and warrants to the other that it has not sold, assigned, transferred, conveyed, or otherwise disposed of any claim, counterclaim, demand, or cause of action covered by this Agreement. Nothing in this Paragraph shall prevent SunPower from assigning its rights with respect to the 2023 Volumes to [***] (or an affiliated entity controlled by [***]) as provided in Paragraph 5, above. 11

23. Further Actions. The Parties agree to execute any additional documents or take any further action that reasonably may be required by their respective counsel to consummate or otherwise fulfill the intent of this Agreement. 24. Survival of Warranty. The representations and warranties contained in this Agreement are deemed to and do survive the Parties’ execution of the Agreement. 25. Successors. All of the terms, agreements, covenants, and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Parties hereto and their respective successors, heirs, and other legal representatives. 26. Entire Agreement. This Agreement represents the entire agreement between and among the Parties regarding the resolution of the Disputes. There are no covenants, conditions, or understandings, either oral or written, between the Parties related to a resolution of the Disputes, other than as set forth in this Agreement. 27. Modifications. No modification, amendment, or attempt to supersede or cancel any of the terms, covenants, or conditions hereof shall be effective unless each amendment, modification, or direction to supersede or cancel such term, covenant, or condition is in writing and executed by all of the Parties hereto, or, in the case of a waiver, by or on behalf of the Party waiving compliance. The failure of any Party at any time or times to require performance of any provision hereof shall in no way affect the right at a later time to enforce the same. 28. Severability. In the event any provision of this Agreement is held to be void, voidable, or unenforceable, the remaining provisions will remain in full force and effect. 29. Governing Law. This Agreement, and all matters arising hereunder or in connection herewith, shall be governed by, interpreted under, construed, and enforced in accordance with the laws of the State of California, without regard to conflicts of law principles. 12

30. Headings. The headings contained in this Agreement have been inserted for convenience only and in no way define or limit the scope or interpretation of this Agreement or any provision hereof. 31. Counterparts. This Agreement and any amendment or modification hereof may be executed simultaneously in two counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement may be transmitted by facsimile or email, and it is the intent of the Parties that the facsimile of any signature printed by a receiving facsimile machine or any signature received via email shall be considered an original signature. IN WITNESS WHEREOF, the Parties hereto have accepted, agreed, and duly executed this Agreement: Date: November 13, 2023 /s/ William Mulligan Maxeon Solar Technologies, Ltd. By: William Mulligan, Chief Executive Officer Date: November 13, 2023 /s/ Peter Faricy SunPower Corporation By: Peter Faricy, Chief Executive Officer 13

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EXHIBIT A PAYMENT BOND [***] 15

EXHIBIT B DEALER LIST [***] 16